EXHIBIT 99.906 CERT

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officers of Mount Vernon Securities Lending Trust (the “Trust”) do hereby certify, to the best of each such officer’s knowledge, that:

1.	The report on Form N-CSR of the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Trust.

By:

/s/ Eric J. Thole
Eric J. Thole
President

Date: February 26, 2016

By:

/s/ Jill M. Stevenson
Jill M. Stevenson
Treasurer

Date: February 26, 2016